Exhibit 10.13

Free English Translation

GLOBAL DERIVATIVES AGREEMENT

(Version October 2003)

Dated July 4, 2024

between

BANCO ORIGINAL S.A.

and

PICPAY BANK BANCO MULTIPLO SA

FL. 1/19

FL. 2/19
wi,w,otlginalcooi.br • SAC 0800 744 0744.,De-ficl fll{’S A.ucllti’lof. d Fala O&i)O 766 07£6, Ouvid011a 0800 75S 0155. of segumla B sixth•({’1rn. from 9 a.m.;6 p.m., eru:,to ferlados.

By this instrument and in the best form of law, the Parties,

(A) BANCO ORIGINAL S/A, a financial institution registered with the CNPJ/MF under number 92.894.922/0001-08, with address at Rua Porto União, No. 295, Brooklin, Postal Code (CEP) 04568-020, São Paulo, SP, (“Party A”); and

(B) PICPAY BANK BANCO MULTIPLO SA, a company incorporated under the laws of the Federative Republic of Brazil, with its registered office in the city of SÃO PAULO, state of SÃO PAULO, at AVENIDA MANUEL BANDEIRA, 291, BLOCK B, 3RD FLOOR, registered with the CNPJ/MF under number 09.516.419/0001-75 (“Party B”) and, together with Party A, the “Parties”.

WHEREAS

(A) the Parties wish to periodically enter into swap transactions, forward and with non-standard options, referenced to various assets and/or indices, such as gold, exchange rates, currency indices, interest rates, commodities, price indices, interest rate indices, federal government bonds, shares issued by publicly-held companies, share indices, simple or convertible debentures, and promissory notes issued by publicly traded companies intended for public offering, as well as transactions with credit derivatives and their derivatives as permitted by the applicable regulations;

(B) the Parties wish to regulate the general terms and conditions applicable to these Derivative Transactions, and each Party represents to the other that it is familiar with the transactions that are the subject matter of this agreement and has broad and specific knowledge of the rules in force in the market; and

(C) the Parties agree that any and all Derivative Transactions entered into between the Parties shall constitute a single and unique covenant between the Parties.

FL. 3/19
wi,w,otlginalcooi.br • SAC 0800 744 0744.,De-ficl fll{’S A.ucllti’lof. d Fala O&i)O 766 07£6, Ouvid011a 0800 75S 0155. of segumla B sixth•({’1rn. from 9 a.m.;6 p.m., eru:,to ferlados.

NOW, THEREFORE, THE PARTIES RESOLVE to enter into this Global Derivatives Agreement (“Agreement”), which shall be governed by the following clauses and conditions, which the Parties mutually accept and agree:

I. - SUBJECT MATTER

1.1. - The subject matter of this Agreement is the execution, under the terms of the applicable regulations published by the Central Bank of Brazil (“Central Bank”) and the Securities Commission (“CVM”), of swap transactions, forward transactions, and transactions with non-standardized options, referenced to various assets and/or indices, such as gold, exchange rates, currency indices, interest rates, commodities, price indices, interest rate indices, shares issued by publicly-held companies, share indices, simple or convertible debentures, and promissory notes issued by publicly-held companies intended for public offering, as well as transactions with credit derivatives and their derivatives as permitted by the applicable regulations, and any transaction similar to any transaction mentioned above that is currently carried out, or which may be carried out in the future in the financial markets, and which is a forward transaction, swap, futures, option, or other Derivative Transaction on one or more rates, currencies, commodities, shares, or other securities, debt securities, or other debt instruments, or economic indices or measures of risk or economic value, or any combination of these transactions or any other transaction specified by the Parties, as permitted by the laws, rules, and regulations in Brazil (each of them, a “Derivative Transaction”).

II. - INTERPRETATION

2.1. - Definitions. The terms defined in Clause III below and in the Exhibits to this Agreement shall have the meaning specified in each document. All terms defined in the singular shall have the same meaning when used in the plural and vice versa.

2.2. - Inconsistency. In the event of inconsistency between the provisions of the Appendix and the provisions of this Agreement, the provisions of the Appendix shall prevail. In the event of inconsistency between the provisions of any Confirmation and the provisions of this Agreement and the Appendix, the provisions of the Confirmation relating to the Derivative Transaction in question shall prevail.

2.3. - Sole Agreement. In accordance with the Brazilian Civil Code, the Parties hereby irrevocably, irreversibly, and unconditionally agree that any and all Derivative Transactions contracted between them shall constitute a single and sole covenant between the Parties.

FL. 4/19
wi,w,otlginalcooi.br • SAC 0800 744 0744.,De-ficl fll{’S A.ucllti’lof. d Fala O&i)O 766 07£6, Ouvid011a 0800 75S 0155. of segumla B sixth•({’1rn. from 9 a.m.;6 p.m., eru:,to ferlados.

III. - DEFINITIONS

Calculation Agent means the Party to a Derivative Transaction (or a third party) designated as such for that Transaction in the Appendix or Confirmation, which shall be responsible for: (a) calculating the floating or fixed rate applicable during the Term; (b) calculating the monetary value of a currency in relation to another currency during the Term; (c) calculating the price of a commodity during the Term; (d) sending the Parties to the Derivative Transaction the notices provided for in this Agreement; (e) selecting the bodies or agents responsible for disclosing the rate, index, or price; (e) and (f) performing any other function that has been specified in a Confirmation as being the responsibility of the Calculation Agent. Whenever the Calculation Agent is required to act or exercise judgment in any other way, it shall do so in good faith and in a commercially sound manner.

Amendment to the Law means (a) any amendment to existing laws or regulations, (b) the enactment of any relevant law or regulation, or (c) a change in the interpretation, by any court, appellate court, or regulatory authority with competent jurisdiction, of any relevant law or regulation that occurs after the execution of a Derivative Transaction or this Agreement and makes it unlawful for the Affected Party to perform an obligation, make or receive a payment relating to a Derivative Transaction, or to observe any relevant provision of this Agreement.

Exhibits shall be understood as Exhibits to this Agreement, the Appendix, and any and all Confirmations signed between the Parties.

Appendix is the document attached to this Agreement that will address the specific characteristics of the contractual relationship between the Parties in order to adapt the provisions of this Agreement to such specific relationship, which, once signed by the Parties, will form an integral and inseparable part of this Agreement.

Central Bank means the Central Bank of Brazil, established by Law No. 4595 of December 31, 1964.

BM&F means the Commodities & Futures Exchange.

Confirmation Booklet is the attached booklet, which contains Confirmation templates with the minimum terms and conditions to be used by the Parties in contracting Derivative Transactions within the scope of the Global Derivatives Agreement.

CETIP means the Center of Custody and Financial Settlement of Securities.

Confirmation means the document that establishes and confirms the terms of the Derivative Transaction, as agreed between the parties

FL. 5/19
wi,w,otlginalcooi.br • SAC 0800 744 0744.,De-ficl fll{’S A.ucllti’lof. d Fala O&i)O 766 07£6, Ouvid011a 0800 75S 0155. of segumla B sixth•({’1rn. from 9 a.m.;6 p.m., eru:,to ferlados.

Agreement means this Global Derivatives Agreement, the Appendix, and all Confirmations entered into by the Parties from time to time.

Cross Default has the meaning set forth in Clause 10.1(f).

CVM means the Securities Commission established by Law No. 6385 of December 7, 1976.

Termination Date means the date on which the Termination Event occurred.

Maturity Date means the date specified by the Parties as such in the relevant Confirmation.

Early Maturity Date means the date (i) on which an Event of Default occurs, in the case of Automatic Early Maturity, or (ii) provided for as such in the notice declaring an Event of Default under Clause 10.1 of this Agreement.

Negotiation Date means the date on which a Derivative Transaction will be orally agreed upon in accordance with Clause 5.1(a) of this Agreement.

Settlement Date means the date established for the financial settlement of the Derivative Transaction, indicated in the Confirmation, when early maturity or termination of said Derivative Transaction does not occur.

Payment Date of Early Maturity Amount or Termination Amount has the meaning established in Clause 11.

Effective Date means the date, indicated in the Confirmation, on which a Derivative Transaction will be considered effective and initiated for purposes of calculating the Term.

Business Day means, for settlement purposes, any day except Saturday, Sunday, or another day on which commercial banks are closed in the city defined in the Appendix, or as may be determined in the Confirmation.

Event of Default has the meaning set forth in Clause 10.1 of this Agreement.

Additional Event of Default has the meaning set forth in Clause 10.1 (I) of this Agreement.

Termination Event has the meaning set forth in Clause 10.2 of this Agreement.

FL. 6/19
wi,w,otlginalcooi.br • SAC 0800 744 0744.,De-ficl fll{’S A.ucllti’lof. d Fala O&i)O 766 07£6, Ouvid011a 0800 75S 0155. of segumla B sixth•({’1rn. from 9 a.m.;6 p.m., eru:,to ferlados.

Additional Termination Event has the meaning set forth in Clause 10.2(c) of this Agreement.

Settlement Form means the correspondence to be sent by the Party designated in the Appendix stipulating the amount to be paid or received by or from one Party to or from the other on the Settlement Date or on the Payment Date of the Early Maturity Amount or Termination Amount.

Guarantor is the individual or legal entity specified in the Appendix or Confirmation that will guarantee or provide some type of guarantee for the fulfillment of any and all obligations of the Party specified in the Guarantee Instrument.

Guarantee Instrument means any agreement or contract entered into and signed by the Guarantor or the Party that establishes a guarantee of any nature for the obligations assumed in this Agreement by either Party, as specified in said document.

Minimum Amount means the minimum amount, specified by the Parties in the Appendix, which puts a Party or a Guarantor in default under Clause 10.1 (f) (Cross Default) or Clause 10.1 (u) (Protest).

Derivative Transaction has the meaning set forth in Clause 1.1 of this Agreement.

Rescinded Transaction or Rescinded Transactions means one or more Derivative Transactions subject to a Termination Event.

Terminated Transaction means that Derivative Transaction or group of Derivative Transactions the early maturity of which has been declared which has been terminated due to the occurrence of an Event of Default or a Termination Event, respectively. The Parties hereby establish that the occurrence of an Event of Default will result in the early maturity of all Derivative Transactions, while the occurrence of a Termination Event will result in the termination of the Rescinded Transaction(s) only.

Affected Party means the Party that is subject to a Termination Event.

Innocent Party is the Party to this Agreement to which the occurrence of an Event of Default or Termination Event is not attributed.

Defaulting Party is the Party to this Agreement to which the occurrence of an Event of Default or Termination Event is attributed.

FL. 7/19
wi,w,otlginalcooi.br • SAC 0800 744 0744.,De-ficl fll{’S A.ucllti’lof. d Fala O&i)O 766 07£6, Ouvid011a 0800 75S 0155. of segumla B sixth•({’1rn. from 9 a.m.;6 p.m., eru:,to ferlados.

“Term” means the period that begins on the Effective Date and ends on the Maturity Date, Early Maturity Date, or Termination Date, and this period shall be used as the basis for calculating the rates, indices, or prices agreed upon by the Parties in the Derivative Transaction, provided, however, that any Term that ends on a day that is not a Business Day shall be extended to the next Business Day.

“Premium” means the amount paid by one Party to the other, as indicated in the Confirmation, relating to a Derivative Transaction the subject matter of which is the trading in options.

“Agreed Rates” means the rates, indices, and/or prices agreed upon by the Parties in the Derivative Transaction and indicated in the Confirmation.

Protection Fee means the amount paid by a Party to the other, as indicated in the Confirmation, relating to a Derivative Transaction the subject matter of which is the trading in credit derivatives.

Replacement Value means, with respect to each Terminated Transaction, the value determined by the Calculation Agent, in good faith, through commercially accepted methods, as losses or expenses incurred (the result of which is expressed as a positive number), or potential gains (expressed as a negative number), which the Innocent Party would have to pay or would have received, respectively, to secure the same effect as the payments due, physical settlements, or option rights that would accrue to them in the event of continuation of the Terminated Transaction, in accordance with the terms originally agreed. The Calculation Agent will determine the specific Replacement Value for each of the Terminated Transactions and for the entire group of Terminated Transactions, using the methods described below. Each Replacement Value will be determined as being applicable on the Early Maturity Date or the Termination Date or, if that is not possible, on the date or dates closest to those dates.

The determination of the Replacement Value by the Calculation Agent may reflect one or more of the following methods:

(a) assessment of any expenses or revenues, as the case may be, of the Innocent Party, resulting from the execution of one or more transactions that would have an equivalent economic effect for the Innocent Party, in terms of payments, physical settlements, or rights of option, to those that would have been obtained from the Terminated Transaction or group of Terminated Transactions, if such payments, physical settlements, or option rights had been demanded or exercised on the Maturity Date, whether such obligations or rights were certain or contingent;

FL. 8/19
wi,w,otlginalcooi.br • SAC 0800 744 0744.,De-ficl fll{’S A.ucllti’lof. d Fala O&i)O 766 07£6, Ouvid011a 0800 75S 0155. of segumla B sixth•({’1rn. from 9 a.m.;6 p.m., eru:,to ferlados.

(b) assessment of any financing expenses; or

(c) assessment of any losses or expenses incurred as a result of termination, settlement, renegotiation, or enforcement of any hedge or related position (or any income resulting therefrom), whether in the case of a Derivative Transaction or a group of Derivative Transactions.

In calculating the Replacement Value, the Calculation Agent will not consider Unpaid Amounts, as well as attorneys’ fees or other expenses.

Early Maturity Amount has the meaning set forth in Clause 11.6.

Termination Amount has the meaning set forth in Clause 11.6.

Unpaid Amount means, with respect to all Terminated Transactions, the amounts that became due by one of the Parties under Clause VIII up to the Early Maturity Date or Termination Date and that remain due and unpaid on those dates.

Automatic Early Maturity has the meaning set forth in Clause 11.1.

IV. - REPRESENTATIONS

4.1. - Each of the Parties hereby represents and warrants to the other Party, which representations and warranties shall remain valid until termination of this Agreement and all Derivative Transactions entered into by the Parties within the scope hereof:

(a) Authority. Each Party is authorized to sign and formalize this Agreement, as well as to formalize, fulfill, and assume the obligations agreed upon herein, having obtained all necessary corporate, legal, and regulatory approvals to authorize the signing, formalization, and fulfillment of this Agreement;

(b) No Violation or Conflict. The signing, formalization, and fulfillment of this Agreement do not infringe or diverge from any law or regulation applicable to the Party making these representations, nor do they infringe or diverge from any provision of its organization documents, nor from any order or judgment rendered by any court or other government body applicable thereto or to any of its assets, nor from any contractual restrictions to which it is bound and which affect such Party or any of its assets;

FL. 9/19
wi,w,otlginalcooi.br • SAC 0800 744 0744.,De-ficl fll{’S A.ucllti’lof. d Fala O&i)O 766 07£6, Ouvid011a 0800 75S 0155. of segumla B sixth•({’1rn. from 9 a.m.;6 p.m., eru:,to ferlados.

(c) Brazilian Regulations. Each Party acknowledges and undertakes to comply with the regulations and/or instructions and operational procedures issued periodically by the Central Bank, the CVM, CETIP, BM&F and/or any other system or clearinghouse for the custody and settlement of securities authorized by the Central Bank or the CVM, or any body or entity competent to regulate such operations, relating to this Agreement, undertaking to take all necessary actions to ensure compliance with such laws, regulations and/or procedures;

(d) Absence of Certain Events. No Event of Default concerning either Party or Termination Events has occurred or persist;

(e) No Litigation. There are no ongoing actions or proceedings before any court, appellate court, government entity, body, or arbitrator that may, with respect to either Party, affect the legality, validity, enforceability of this Agreement or the ability of a Party to fulfill the obligations assumed under this Agreement; and

(f) Binding Obligations. The obligations of each Party under this Agreement constitute valid and binding legal obligations, enforceable in accordance with their respective terms.

V. - PROCEDURE FOR CONTRACTING DERIVATIVE TRANSACTIONS

5.1. - The procedures to be observed by the Parties for the contracting of a Derivative Transaction are as follows:

(a) the Parties shall expressly or orally agree, by means of an electronically recorded telephone call or by means of magnetic tape, on the modality and the terms and conditions of a Derivative Transaction, and these records shall serve as proof of the contracts entered into;

(b) the Party responsible for sending the Confirmation shall send to the other Party, in the form and within the term indicated in the Appendix, a Confirmation via fax or other means agreed between the Parties, duly completed and signed by their authorized representatives, confirming the contracting and also the terms and conditions of the Derivative Transaction.

FL. 10/19
wi,w,otlginalcooi.br • SAC 0800 744 0744.,De-ficl fll{’S A.ucllti’lof. d Fala O&i)O 766 07£6, Ouvid011a 0800 75S 0155. of segumla B sixth•({’1rn. from 9 a.m.;6 p.m., eru:,to ferlados.

5.2. The Parties agree that the Derivative Transaction may also be contracted between them through electronic systems available in the securities custody and settlement system or clearinghouse authorized by the Central Bank or the CVM. In these cases, the provisions of clause 5.1 shall apply only to the extent permitted by the rules and regulations of such system or clearinghouse.

VI. - REGISTRATION OF DERIVATIVE TRANSACTIONS

6.1. - Place of Registration. The Parties hereby represent to be aware of and agree that one of the Parties will register any and all Derivative Transactions that may be contracted based on this Agreement or on CETIP, or on BM&F, or on any other system or clearinghouse for the custody and settlement of securities authorized by the Central Bank or the CVM, as established in the applicable regulations.

6.2. - Regulations of the Place of Registration. Without prejudice to the other terms, conditions, and clauses of this Agreement and the Confirmations, it is hereby agreed between the Parties that, by means of the registration provided for herein, the Parties will automatically and expressly adhere to the respective terms, conditions, clauses, calculation methodologies, and settlement methods that will be identified in the aforementioned Confirmation, and which are established by the system or clearinghouse for the custody and financial settlement of securities authorized by the Central Bank or the CVM, and that such rules and regulations are applicable to the Derivative Transaction registered therein.

6.3. - Adherence to the Regulations of the Place of Registration. The Parties represent to have full knowledge of the terms, conditions, and clauses mentioned in Clause 6.2 above, including the Regulations of the Financial Risk Protection System - SPR, to which the Parties agree and mutually undertake to accept, without prejudice to the terms contained in this Agreement.

6.4. - Financial Risk Protection System - SPR. The Parties authorize the Calculation Agent to be the settlement agent for their operations with the system or clearinghouse for the custody and financial settlement of securities authorized by the Central Bank or the CVM, such as the Financial Risk Protection System - SPR, for operations registered with CETIP.

FL. 11/19
wi,w,otlginalcooi.br • SAC 0800 744 0744.,De-ficl fll{’S A.ucllti’lof. d Fala O&i)O 766 07£6, Ouvid011a 0800 75S 0155. of segumla B sixth•({’1rn. from 9 a.m.;6 p.m., eru:,to ferlados.

VII. - CONFIRMATION AND ITS TERMS

7.1. - Terms. In addition to the provisions of Clause V above, each Confirmation shall establish at least the parameters defined and established in the Confirmation Booklet.

7.2. - Protection Fee or Premium. If a Derivative Transaction involves the payment of a Protection Fee or Premium, such Protection Fee or Premium and its respective payment date shall be established in the Confirmation. The Parties acknowledge and agree that the Protection Fee or Premium will not be refunded or reimbursed and that the non-payment, when due, of the Protection Fee or Premium shall be considered an Event of Default.

7.3. - Calculation of Amounts Due. It is agreed by the Parties that the rates, indices and/or prices disclosed by CETIP, BM&F, or another publicly available source, as indicated in the Confirmation, will be used by the Calculation Agent for the purpose of determining the financial results of each Confirmation, except in the case contemplated in Clause 7.4 below.

7.4 - No disclosure of rates or indices. If the rate, index and/or price to be used in calculating the final net amount due by one Party to the other under each Confirmation is not available from the official bodies or the body responsible for issuance or determination thereof, the Parties hereby irrevocably agree that: the Calculation Agent will adopt the rate, index, and/or price that replaces the previous rate, index and/or price and, in the event of non-disclosure, will perform all the necessary calculations to determine them for the purpose of calculating the final amount due by one Party to the other, always acting in good faith and in accordance with the most ethical market standards, using the criteria mutually agreed upon by the Parties and indicated in the Appendix or Confirmation.

7.5. - Enforceability of Obligations. The Parties hereby acknowledge as liquidated and certain, including for the purposes of collection through execution, their obligations determined in accordance with this Clause VII.

7.6. - Settlement Form. On the Maturity Date of each Derivative Transaction, or on the Early Maturity Date, the Termination Date, or any other date established between the Parties in the Appendix or Confirmation, a Settlement Form with payment instructions will be sent by fax or email by the Party responsible for sending the Settlement Form as indicated in the Appendix, and such Settlement Form must contain, at a minimum, the following information:

(a) identification of the Derivative Transaction(s);

(b) amount(s) to be settled or product(s) to be delivered;

(c) bank account to be credited/debited or place of delivery of the product; and

(d) payment date.

FL. 12/19
wi,w,otlginalcooi.br • SAC 0800 744 0744.,De-ficl fll{’S A.ucllti’lof. d Fala O&i)O 766 07£6, Ouvid011a 0800 75S 0155. of segumla B sixth•({’1rn. from 9 a.m.;6 p.m., eru:,to ferlados.

VIII. - PAYMENT OR DELIVERY

8.1. - The Parties hereby undertake to make the payments and/or deliveries specified in the Confirmation of each of the Derivative Transactions and detailed in the Settlement Sheets, noting further that:

(a) if, on the Maturity Date, Early Maturity Date, Termination Date or any other date on which any amounts are due in relation to the Derivative Transactions, the amount to be paid by one Party is greater than the amount to be paid by the other Party, the obligations of the Parties shall be automatically offset, with the obligation to pay the remaining balance remaining with the Party that is still in debt, subject to the provisions of Clause 9.1;

(b) if the Confirmation and the respective Settlement Form establish that payments will be made in kind (i.e., in a manner other than monetary), the above provisions, when applicable, will be observed, and delivery will be made at the location designated in the Confirmation and the Settlement Form.

8.2. - Payment into Account. Payments due by the Parties, when of a monetary nature, will be made by means of deposits into the bank accounts established in the Confirmation and the respective Settlement Form in available funds. The Parties may modify such bank accounts provided that they notify the other Party at least five (5) Business Days before the making of any payment provided for in the Confirmation, and that it is held by the same party, and provided that the other Party does not object, for a relevant reason, within a reasonable period.

8.3. - Suspension of the Enforceability of Obligations. In the event of an Event of Default, neither Party may demand payments from the other Party until the early termination of all Derivative Transactions is declared and the amounts due by each Party are duly calculated, offset, and determined by the Calculation Agent. Upon occurrence of a Termination Event, the enforceability of payments by the Parties will be suspended until the Calculation Agent calculates and determines the amounts due to each of the Parties as a result of the Rescinded Transactions.

IX. - TAXES, PENALTIES, AND LATE PAYMENT INTEREST

9.1. - Taxes. Notwithstanding the offsetting of amounts as provided for in Clause 8.1, each Party shall be liable for the payment of any taxes applicable to it upon the contracting, execution, and performance of the Derivative Transaction. When permitted or required by law, either Party may pay the taxes due by the other Party, deducting the amount relating to the tax paid from any payment due to the other Party. Although the Parties agree that any and all Derivative Transactions agreed between the Parties shall constitute a single and only agreement between the Parties, each Derivative Transaction shall maintain its uniqueness for tax purposes.

9.2. - Penalties and Late Payment Interest. The Defaulting Party shall be subject to the payment of interest and other charges as indicated in the Appendix.

FL. 13/19
wi,w,otlginalcooi.br • SAC 0800 744 0744.,De-ficl fll{’S A.ucllti’lof. d Fala O&i)O 766 07£6, Ouvid011a 0800 75S 0155. of segumla B sixth•({’1rn. from 9 a.m.;6 p.m., eru:,to ferlados.

X. - EVENTS OF DEFAULT AND TERMINATION EVENTS

10.1. - Events of Default shall mean, in relation to the Party indicated in the Appendix, the occurrence, at any time, of any of the events described below:

(a) Non-Payment or Non-Delivery. Failure to make, on the due date, any payment under this Agreement, or non-delivery, provided that such failure is not remedied within twenty-four (24) hours from a notice by the Defaulting Party sent by email, fax, or any other valid means;

(b) Breach of Contract. Breach or non-compliance with any term, covenant, agreement, or obligation stipulated in this Agreement and in the Confirmations or in any other contract, agreement, or instrument that the Party has entered into with the other Party and which must be fulfilled or observed, provided that such breach is not remedied within twenty-four (24) hours from a notice by the Innocent Party sent by email, fax, or any other valid means;

(c) Rejection of the Agreement. A Party denies, waives, or rejects, in whole or in part, or challenges the validity of this Agreement or the agreed terms of any Derivative Transaction;

(d) Breach of the Guarantee Instrument: (1) failure by the Party or any Guarantee to observe or comply with any agreement or obligation to be observed or complied with under any Guarantee Instrument; (2) the expiration or termination of such Guarantee Instrument or the fact that such Guarantee Instrument, or any property right granted by such Party or Guarantor to the other Party under any Guarantee Instrument, is not in full force and effect for purposes of this Agreement (in each case, not under its terms) before the fulfillment of all obligations of such Party under each Derivative Transaction to which such Guarantee Instrument relates, without the written consent of the other Party; or (3) the Party or such Guarantor denies, waives, or rejects, in whole or in part, or challenges the validity of such Guarantee Instrument;

(e) False Representation. A representation made, or deemed to have been made by a Party or any Guarantor of such Party in this Agreement or in any Guarantee Instrument is found to be incorrect or misleading in any material respect;

(f) Cross Default. The occurrence or existence of one (1) default, event of default, or other similar condition or event (however described) in relation to such Party or any Guarantor of such Party, under one or more agreements or instruments entered into between (1) any of them (individually or collectively) or (2) a default by a Party or Guarantor in relation to one or more payments due to another Party, in an aggregate amount not less than the Minimum Amount under such agreements or instruments (after the entry into force of any notice requirement or grace period);

(g) Insolvency. If the Party or the respective Guarantor: (1) (a) files for composition with creditors or bankruptcy or (b) is subject to the filing or commencement of proceedings seeking composition with creditors, bankruptcy, judicial or extrajudicial liquidation, dissolution, or any other renegotiation that may affect the credit rights of the other party, and such proceedings or petition is not dismissed or suspended within a period of up to fifteen (15) calendar days from its filing; (2) is subject to intervention proceedings, or carries out any type of assignment, reorganization, or settlement with or for the benefit of its creditors;

FL. 14/19
wi,w,otlginalcooi.br • SAC 0800 744 0744.,De-ficl fll{’S A.ucllti’lof. d Fala O&i)O 766 07£6, Ouvid011a 0800 75S 0155. of segumla B sixth•({’1rn. from 9 a.m.;6 p.m., eru:,to ferlados.

(h) Corporate Restructuring without the Assumption of Obligations. If a Party or any Guarantor of such Party is merged into or consolidates with, or transfers all or a substantial portion of its assets to another entity, and at the time of such merger, consolidation spin-off, transfer, or restructuring: (1) the resulting, surviving, or assignee entity does not assume all of the obligations of such Party or Guarantor as stipulated in this Agreement or in any Guarantee Instrument to which it is a Party, or to which its predecessor was a party by operation of law or under an agreement reasonably satisfactory to the other party to this Agreement; or (2) the benefits of any Guarantee Instrument do not extend (without the consent of the other Party) to the performance, by such resulting, surviving, or assignee entity, of its obligations stipulated in this Agreement;

(i) Dissolution. If either Party or any Guarantor ceases to exist validly and legally in accordance with the laws of the place of its organization (for reasons other than consolidation, merger, or spin-off);

j) Protest. If any Party is subject to execution proceedings or has instruments issued or accepted by it in a total amount in excess of the Minimum Amount, provided that, within seventy-two (72) hours, (1) it does not suspend the protest or (2) it proves that the protest was requested due to error or bad faith on the part of the presenter;

(k) Change of Controlling Interest. If the controlling interest of a Party is changed or transferred, as well as if a Party undergoes merger, consolidation, or spin-off, except for events occurring within its own economic group, provided that the institution resulting from the merger, consolidation, or spin-off is significantly weaker, financially and economically, at the exclusive and reasonable criteria of the other Party, than the original institution at the time immediately preceding the merger, consolidation, or spin-off; and/or

(l) Additional Event of Default. Any other additional default event described in the Appendix.

10.2. - The occurrence, at any time, of any of the following events in relation to an Affected Party shall be considered a Termination Event:

(a) Amendment to the Law. If a Amendment to the Law occurs;

(b) Force Majeure. If any necessary event occurs, the effects of which the Affected Party cannot avoid or prevent and which makes it impossible for the Affected Party to fulfill the obligation assumed in this Agreement or in any Derivative Transaction; or

(c) Additional Termination Event. Any other additional termination event described in the Appendix.

XI. - CONSEQUENCES OF EARLY MATURITY AND TERMINATION OF DERIVATIVE TRANSACTIONS

11.1. - Events of Default. If, at any time, an Event of Default has occurred and persists in relation to the Defaulting Party, the Innocent Party may declare the early maturity of all obligations arising from this Agreement, by means of a notice from the Innocent Party, sent by fax or any other valid means to the Innocent Party, which shall specify the Event of Default that has occurred. The Innocent Party shall also determine, in the notice, the Early Maturity Date of the obligations, which shall be at least five (5) calendar days after receipt of the notice.

However, if the Appendix specifies that an Automatic Early Maturity will apply to the event of default by a Party, then the automatic and immediate early maturity of all obligations under this Agreement or each Confirmation will apply, regardless of any judicial or extrajudicial notice or warning.

11.2. - Termination Events. If, at any time, a Termination Event has occurred, the automatic and immediate early maturity of all Rescinded Obligations will apply, regardless of any judicial or extrajudicial notice or warning. Without prejudice to the automatic early maturity provided for in Clause 11.2 and the other conditions set forth in this Agreement, the Affected Party shall notify the other Party, specifying the relevant Termination Event as well as the Rescinded Transactions.

11.3. - Effects of Early Maturity. Without prejudice to other rights and guarantees established, it is hereby agreed between the Parties that in the event of early maturity of any of the obligations arising from the Derivative Transactions, both Parties may foreclose upon the assets given as collateral for the obligations of the other Party, using the proceeds from the foreclosure of the collateral to amortize or settle any obligations owed to it by the other Party.

FL. 15/19
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11.4. - Deregistration. It is hereby agreed between the Parties that after the termination of any Derivative Transaction, whether due to an Event of Default or a Termination Event, either Party is authorized and instructed by the other Party to immediately deregister the respective Derivative Transaction from the competent registration, custody, and settlement system, in accordance with Clause VI above.

11.5. - Payments in case of Early Maturity - If an Early Maturity Date occurs or is determined, none of the payments provided for in Clause VIII in relation to Terminated Transactions will be required until the amounts due in relation to an Early Maturity Date are calculated by the Calculation Agent. The Calculation Agent will perform the calculations specified in this Agreement as soon as feasible, also preparing reports demonstrating the preparation of these calculations and including the references and sources used, the Replacement Value, and the amount due by one Party to the other in relation to each of the Terminated Transactions.

11.6. - Early Maturity Amount and Termination Amount. The Parties agree that the Early Maturity Amount or Termination Amount due in respect of Terminated Transactions (“Early Maturity Amount” or “Termination Amount,” as applicable) shall be equal to:

(1) In the event of an Event of Default or a Termination Event in respect of which there is only one Innocent Party or Affected Party:

(a) the sum of (i) the Replacement Value (calculated, pursuant to this Agreement, by the Calculation Agent) of each of the Terminated Transactions (the result of which is a positive number when that Replacement Value is to be received by the Innocent Party, and the result of which is a negative number when the Innocent Party is to pay that amount to the Defaulting Party or Affected Party) and (ii) the Unpaid Amounts due to the Innocent Party, less

(b) the Amounts Unpaid and due to the Defaulting Party.

If the resulting amount due is positive, the Defaulting Party or Affected Party will pay the Innocent Party; if the resulting amount due is negative, the Innocent Party will pay the full amount to the Defaulting or Affected Party.

(2) Upon occurrence of a Termination Event in respect of which there are two Affected Parties:

(a) Amounts Unpaid and due to Party A, less

(b) Amounts Unpaid and due to Party B.

If the resulting amount due is positive, Party B will pay that amount to Party A; if the resulting amount due is negative, Party A will pay the full amount to Party B.

FL. 16/19
wi,w,otlginalcooi.br • SAC 0800 744 0744.,De-ficl fll{’S A.ucllti’lof. d Fala O&i)O 766 07£6, Ouvid011a 0800 75S 0155. of segumla B sixth•({’1rn. from 9 a.m.;6 p.m., eru:,to ferlados.

11.7. - Payment of late payment interest and penalties. In addition to the Early Maturity amount, the defaulting Party shall pay late payment interest and penalties as set forth in Clause 9.2.

11.8. - Payment Date. The Calculation Agent shall notify, by fax or any other valid means, the Party required to make a payment due to the early maturity of its obligations or termination of that Derivative Transaction, informing it of the amount to be paid. The date on which this amount must be paid will be the next business day after receipt of such notice by the Party in question (“Payment Date of the Early Maturity Amount”) or “Termination Amount”).

11.9. - Expenses. The Defaulting Party shall indemnify the innocent Party, at the request of the latter, for all reasonable disbursements, including attorneys’ fees and collection costs, incurred by the other party in enforcing and protecting its rights under this Agreement.

XII. - OFFSETTING OF OBLIGATIONS

12.1. - Upon maturity of the Parties’ obligations, whether due to normal or early maturity of this Agreement, such obligations shall be offset up to the limit to which they were assumed, in accordance with the Brazilian Civil Code and other applicable legal provisions, notably Law No. 10.214 of March 27, 2001, article 30 of Provisional Measure No. 2.192 of August 26, 2001, and Resolution No. 3039 of the Central Bank of Brazil of October 30, 2002.

XIII. - TERM

13.1. - This Agreement is entered into for an indefinite term and it may be terminated at any time by either Party, upon written notice served thirty (30) days in advance, without prejudice, however, to Confirmations not yet settled, to which all the conditions established in this Agreement shall apply.

XIV. - RELATIONSHIP BETWEEN THE PARTIES

14.1. - On the date on which a Derivative Transaction is entered into, each Party shall be considered as if it were representing to the other party the following:

(a) Independence of initiative. That it is acting on its own account, having made its own decisions independently as to whether to carry out the Derivative Transaction and as to its suitability and appropriateness, based on its own criteria and, to the extent deemed necessary, on the opinion of its advisors. That it is not relying on any communication (written or oral) from the other party as if it were investment advice or a recommendation to participate in the Derivative Transaction, it being understood that the information and explanations relating to the terms and conditions of the Derivative Transaction should not be considered as investment advice or as a recommendation for participation therein. No communication (written or verbal) received from the other Party shall be considered as insurance or guarantee as to the expectation of the expected results of the transaction;

(b) Assessment and Understanding. Each Party is entitled to assess the merits and understand (by itself or through independent professional advice), as it does in fact understand and accept, the terms, conditions, and risks of the Derivative Transaction. It is equally entitled to assume - as it does in fact assume - the risks of the Derivative Transaction;

(c) Situation of the Parties. Neither party is acting, with respect to the other party, as a fiduciary or advisor in the Derivative Transaction.

FL. 17/19
wi,w,otlginalcooi.br • SAC 0800 744 0744.,De-ficl fll{’S A.ucllti’lof. d Fala O&i)O 766 07£6, Ouvid011a 0800 75S 0155. of segumla B sixth•({’1rn. from 9 a.m.;6 p.m., eru:,to ferlados.

XV. - GENERAL PROVISIONS

15.1. - Assignment. Neither this Agreement nor any obligations hereunder may be transferred (by way of security or otherwise) by either Party without the prior written consent of the other Party.

15.2. - Partial Nullity. If any term, provision, or covenant contained in this Agreement is deemed unenforceable, invalid, or illegal for any reason, the remaining terms, provisions, and covenants shall remain in full force and effect, as if this Agreement had been signed with the elimination of the unenforceable, invalid, or illegal segment, and such unenforceability, invalidity, or illegality shall not otherwise affect the enforceability, validity, or legality of the remaining terms, provisions, and covenants, provided that this Agreement, as modified, continues to express, without material alterations, the original intentions of the parties with respect to the subject matter hereof and provided that the elimination of the aforementioned segment of this Agreement does not substantially prejudice the respective benefits and expectations of the parties.

15.3. - Amendments. Any amendments, modifications, or waivers relating to this Agreement shall have no effect unless they are formalized in writing and signed by both parties.

15.4. - Absence of Waiver of Rights. The omission or delay in exercising any right, authority, or privilege under this Agreement shall not be considered a waiver of such right, authority, or privilege.

15.5. - Recording. The parties, each individually, (i) consent to the recording of telephone conversations of their personnel responsible for negotiation, marketing, and other relevant activities related to this Agreement or any possible Derivative Transaction; and (ii) agree that such recordings may be presented as evidence in any court or during any proceedings arising from this Agreement or proceedings arising from any Derivative Transaction resulting from this Agreement. In case of inconsistency between the recording and the Confirmation, the terms agreed upon in the Confirmation shall prevail.

15.6. - Early Termination of Derivative Transaction. With the prior consent of the other Party, either Party may terminate a Derivative Transaction, in whole or in part, before its respective Maturity Date. The date of said agreement shall be considered the Termination Date of the Derivative Transaction or a portion thereof. The terms of this Agreement shall remain applicable until all obligations relating to the terminated Derivative Transaction are fulfilled. In the event of termination of a portion of any Derivative Transaction, the remaining portion of said transaction shall remain in full force and effect under the terms of this Agreement.

XVI. - GOVERNING LAW AND JURISDICTION

16.1. - Governing Law. This Agreement shall be governed by the laws of the Federative Republic of Brazil.

16.2. - Jurisdiction. The venue and the manner for resolving any and all issues arising from or related to this Agreement are specified by the Parties in the Appendix.

IN WITNESS WHEREOF, the Parties sign this Agreement in two (2) counterparts, together with two (2) witnesses identified below.

SÃO PAULO, July 4, 2024.

(Signatures on the next page)

(Remainder of page intentionally left blank)

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Signature page of the Global Derivatives Agreement entered into on July 4, 2024 between, on the one hand, Banco Original S/A, CNPJ/MF No. 92.894.922/0001-08, and, on the other hand, PICPAY BANK BANCO MULTIPLO SA, CNPJ/MF No. 09.516.419/0001-75.

BANCO ORIGINAL S.A.

Party A

By:	/s/ Alex Koji Imahata
Name:	Alex Koji Imahata
Position:	Coordinator

By:	/s/ Marco Antonio Lage
Name:	Marco Antonio Lage
Position:	Specialist

PICPAY BANK BANCO MULTIPLO SA

Part B

By:	/s/ Francisco José Pereira Terra
Name:	Francisco José Pereira Terra
Position:	Finance Director

By	/s/ Fernando Abe Ohara
Name:	Fernando Abe Ohara
Position:	Risk Director

Witnesses:

1.	/s/ Luiz Fernando Machado Labate
Name: Luiz Fernando Machado Labate
CPF/MF:

2.	/s/ Renato Vieira Rocha
Name: Renato Vieira Rocha
CPF/MF:

FL. 19/19
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